Exhibit 10.3

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated July 9, 2026 and effective July 8, 2026 (the “Effective Date”) (this “Agreement”), is made by and among the person(s) executing this Agreement listed on the signature page hereto under the heading “Avid Gold Stockholders” (referred to as the “Avid Gold Stockholders”), and stockholders of Nu-Med Plus., Inc., a Utah corporation (the “Company”) who execute this Agreement (collectively, the “Majority Stockholders”).

RECITALS

WHEREAS, as a required term and condition of that certain share exchange agreement (the “Exchange Agreement”), by and between the Company, Avid Gold Ltd, a limited company registered under the laws of England and Wales (“Avid Gold”), and the Avid Gold Stockholders, is that the Majority Stockholders enter into this Agreement; and

WHEREAS, the Majority Stockholders desire to enter into this Agreement to provide for such Majority Stockholders to vote the shares of Company securities held by the Majority Stockholders from time to time (the “Shares”), on the terms and pursuant to the conditions set forth below.

Accordingly, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, for $10, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I.

SHARES; AGREEMENT TO VOTE

1.1.          The Shares. Any interest or other voting securities, or the voting rights relating thereto, of the Company, that may be owned, held or subsequently acquired in any manner, legally or beneficially, directly or indirectly, of record or otherwise, by the Majority Stockholders, at any time during the term of this Agreement, as a result of the ownership of the Shares whether issued incident to any split, dividend, conversion, increase in capitalization, recapitalization, merger, consolidation, reorganization, or other transaction shall be included within the term “Shares” as used herein and shall be subject to the terms of this Agreement.

1.2.          Agreement to Vote Shares. Each Majority Stockholder irrevocably agrees that, from and after the Effective Date until the termination of this Agreement, at every meeting of the stockholders of the Company, however called, and at every adjournment, postponement or continuation thereof, and in connection with every action by written consent or other action taken in lieu of a meeting, such Majority Stockholder shall appear (or cause the Shares to be counted as present) for purposes of establishing a quorum and shall vote (or cause to be voted) all Shares Beneficially Owned (as defined below) by such Majority Stockholder or otherwise entitled to be voted by such Majority Stockholder, as follows:

1.2.1           Election of Directors. In any and all elections of directors, and with respect to any action relating to the size, composition or membership of the Board of Directors, the Majority Stockholders shall vote all such Shares:

(i)          to fix the number of directors constituting the Board of Directors at five (5), unless otherwise approved in writing by the Avid Gold Stockholders;

(ii)         to elect, and, if applicable, re-elect, at least three (3) directors designated in writing by the Avid Gold Stockholders;

(iii)        to fill any vacancy created by the resignation, death, removal or disqualification of any Avid Gold Stockholder designated director with an individual designated in writing by the Avid Gold Stockholder; and

(iv)        against any proposal or action that would prevent, interfere with or be inconsistent with the election, appointment, replacement or continued service of any Avid Gold Stockholder designated director.

1.2.2           Specified Corporate Actions. At the first meeting of stockholders at which the applicable matter is submitted for approval (or by written consent if permitted by applicable law), the Majority Stockholders shall vote all such Shares in favor of:

(i)          an amendment to the Company's Articles of Incorporation increasing the authorized shares of the Company's Common Stock to 500,000,000 shares;

(ii)         an amendment to the Company’s Articles of Incorporation effecting a one-for-twenty-seven (1-for-27) reverse stock split of the Company’s common stock, or, if permitted by applicable law and determined by the Board of Directors, authorizing the Board of Directors to effect such reverse stock split (or a substantially similar reverse stock split ratio reasonably determined by the Board of Directors to be necessary or advisable to achieve the intended purpose thereof);

(iii)        the domestication, conversion, merger or other transaction necessary to redomicile the Company from its current jurisdiction of incorporation to the State of Nevada, together with any related amendments to the Company's organizational documents and any ancillary agreements, filings or other actions reasonably necessary or desirable to consummate such redomiciliation;

(iv)        an amendment to the Company’s Articles of Incorporation to affect a name change to such name as the Board of Directors of the Company may determine;

(v)         approval of the issuance of the shares of common stock of the Company upon the conversion of the preferred stock shares issued in connection with the Exchange Agreement and related transactions; and

(vi)        any other proposal, amendment, filing or action reasonably necessary or desirable to effectuate, facilitate or consummate the foregoing transactions.

“Shares Beneficially Owned” means, with respect to any Person, all shares of capital stock of the Company as to which such Person, directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of such shares, and/or (b) investment power, which includes the power to dispose or direct the disposition of such shares, whether such power is exercised alone or in concert with others or pursuant to any agreement, arrangement or understanding.

1.3.          Agreement Not to Oppose. Each Majority Stockholder shall vote all Shares owned or controlled by such Majority Stockholder against, and shall not directly or indirectly propose, support, encourage or consent to, any action, proposal or transaction that would reasonably be expected to prevent, impede, interfere with, delay, frustrate or adversely affect the approval or consummation of any matter described in Section 1.2.

1.4.          Representations. Each of the Majority Stockholders hereby agrees that, except for this Agreement, such party (i) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to any Shares and (ii) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to any Shares, in the case of each of clause (i) and (ii), that would prevent such party’s compliance with this Agreement.

1.5.          No Exercise of Appraisal Rights. Each Majority Stockholder agrees not to exercise any appraisal, dissenters' or similar rights with respect to the Transactions.

1.6.          Irrevocable Proxy. To secure the performance of each Majority Stockholder's obligations under this Agreement, each Majority Stockholder hereby irrevocably appoints Fred Tejada, as representative of the Avid Gold Stockholders, and each of his designees, as such Majority Stockholder’s proxy and attorney-in-fact, with full power of substitution, to vote all Shares in accordance with this Agreement if such Majority Stockholder fails to do so. This proxy is irrevocable, is coupled with an interest sufficient in law to support an irrevocable proxy, and shall survive any bankruptcy, insolvency, death or incapacity of such Majority Stockholder until the termination of this Agreement.

1.7.          Reservation of Rights. All other rights and privileges of ownership of the Shares shall be reserved to and retained by the Majority Stockholders, except to the extent expressly set forth herein.

ARTICLE II.

TERMINATION.

The provisions of this Agreement shall terminate automatically upon the earlier of (a) ten years, (b) the date that the Avid Gold Stockholders no longer hold any Company securities, (c) the date that such Majority Stockholders no longer hold any Shares, and (d) the date that Avid Gold Stockholders have provided written notice to the Majority Stockholders of the termination of this Agreement (the “Term”).

ARTICLE III.

TRANSFERS

3.1.          General Restrictions. Each of the Majority Stockholders agrees that during the Term, such party shall not, and shall not permit anyone else to, (i) sell, transfer, encumber, pledge, assign or otherwise dispose of any of the Shares, (ii) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto, or (iii) enter into any contract, option or other legally binding undertaking providing for any transaction provided in (i) or (ii) hereof (each a “Transfer”), without the prior written consent of the Avid Gold Stockholders. Any Transfer not in accordance with this Section 3.1 shall be deemed to constitute a Transfer by the Majority Stockholders in violation of this Agreement, shall be void ab initio, and the Company shall not recognize any such Transfer.

ARTICLE IV.

REASONABLE EFFORTS TO COOPERATE.

4.1.          Each of the Majority Stockholders shall, upon receipt of reasonable advance notice by the Avid Gold Stockholders, without further consideration, promptly provide any customary information reasonably requested by the Avid Gold Stockholders that is necessary for any regulatory application or filing made or approval sought in connection with the transactions contemplated by this Agreement (including filings with any governmental authority).

4.2.          Each of the Majority Stockholders hereby consent to the publication and disclosure in any documents or communications provided by the Avid Gold Stockholders or the Company to any governmental authority or to the Company’s security holders of such stockholder’s identity and beneficial and record ownership of the Shares and the nature of such stockholder’s commitments, arrangements and understandings under and relating to this Agreement.

ARTICLE V.

GENERAL PROVISIONS

5.1.          Certificate Legend. Each certificate evidencing Shares held by any of the Majority Stockholders shall, at the request of Avid Gold Stockholders, bear a legend substantially to the following effect (the “Legend”):

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE VOTING AGREEMENT, DATED JUNE __ 2026, BY AND AMONG THE HOLDER OF THIS CERTIFICATE, NU-MED PLUS, INC., AND  CERTAIN FORMER STOCKHOLDERS OF Avid Gold Ltd, a limited company registered under the laws of England and Wales (AS AMENDED FROM TIME TO TIME), PURSUANT TO WHICH, AMONG OTHER THINGS, THE SECURITYHOLDER AGREED TO VOTE THE SHARES EVIDENCED BY THIS CERTIFICATE ON CERTAIN MATTERS.”

Notwithstanding anything to the contrary in this Agreement, to the extent that the Shares are held in uncertificated form, each of the Majority Stockholders acknowledges and agrees that the Company or the Avid Gold Stockholders may cause the Legend required pursuant to this Agreement to be reflected in the records of the transfer agent and/or registrar of the Company and may cause such transfer agent to comply with the provisions of this Section 5.1 relating to the removal of the Legend.

5.2.          Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 5.2, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 5.2, but which acknowledgement of acceptance shall include cases where recipient ‘replies’ to such prior email, including the body of the prior email in such ‘reply’). Such notices shall be sent to the applicable party or parties at the address specified on the signature page hereof, subject to notice of changes thereof from any party with at least ten (10) business days’ notice to the other parties. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

5.3.          Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Agreement and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

5.4.          Review of Agreement and Representations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

5.5.          Entire Agreement. This Agreement (including the exhibits and schedules hereto and thereto) contains all of the terms, conditions and representations and warranties agreed to by the parties relating to the subject matter of this Agreement and supersedes all prior or contemporaneous agreements, negotiations, correspondence, undertakings, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

5.6.          Authority to Enter Into Agreement. Each of the parties to this Agreement hereby represents and warrants to the other that it is duly authorized and empowered to execute, deliver and perform this Agreement and the transactions contemplated herein, and that such actions do not conflict with or violate any provision of law, regulation, policy, contract, deed of trust or other instrument to which it is a party or by which it is bound and that this Agreement constitutes a valid and binding obligation of it enforceable in accordance with its terms. Assuming the due authorization, execution and delivery of this Agreement by the parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the parties enforceable against each party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

5.7.          Third-Party Beneficiary. Except for the Company’s rights hereunder to reject a Transfer not in compliance with the terms of this Agreement, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm, corporation or other entity other than the parties hereto any remedy or claim under or by reason of this Agreement or any terms or conditions hereof, and all of the terms, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and the Company, as applicable.

5.8.          Governing Law. This Agreement and any claim, controversy or dispute arising under or related thereto, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, whether arising in law or in equity, in contract, tort or otherwise, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Utah without regard to its rules regarding conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

5.9.          Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to Transfers expressly approved under ARTICLE III, if any, the Majority Stockholders may not, directly or indirectly, assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the Avid Gold Stockholders. Any purported direct or indirect assignment in violation of this Section 5.9 shall be void and of no force or effect.

5.10.         Submission to Jurisdiction; Service. Each party (a) irrevocably and unconditionally submits to the personal jurisdiction of the federal or state courts of Utah, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in such courts, (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (e) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the aforesaid courts. The parties to this Agreement agree that the provision of notice in connection with any such action or proceeding in the manner provided in Section 5.2 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

5.11.         Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

5.12.         Waiver and Amendment. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed in the case of an amendment, by the Majority Stockholders and the Avid Gold Stockholders. No failure on the part of a party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

5.13.         Specific Performance. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in Utah, this being in addition to any other remedy at law or in equity, and the parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. The parties agree that they shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at law.

5.14.         Fees and Expenses. Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such fees or expenses.

5.15.         Further Assurances. Each of the Majority Stockholders hereby covenants that it will, whenever and as reasonably requested by the Avid Gold Stockholders and at the Majority Stockholders’ sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Avid Gold Stockholders may reasonably require in order to complete, insure and perfect the terms and conditions of this Agreement and the rights provided in connection herewith.

5.16.         Stock Splits, Stock Dividends, etc. In the event of any issuance of shares of the Company’s voting securities hereafter to the Majority Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or similar transaction), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth above. Wherever in this Agreement there is a reference to a specific number of Shares of the equity securities of the Company, then, upon the occurrence of any of foregoing events, the specific number of Shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such event.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties to this Agreement as of the date first written above.

“Majority Stockholders”

The Hayde Family Revocable Trust dtd
9/21/2001

By:	/s/ William Hayde

Its:	Trustee

Address for Notice:

xxx

Attn:
Email:	xxx

Hanover International, Inc.

By:	/s/ James E. Hock

Its:	CEO and Founder

Address for Notice:

xxx

Attn:
Email:	xxx

Keith L. Merrell

/s/ Keith L. Merrell

Address for Notice:

xxxx

Attn:
Email:	xxxxx

“AVID Gold Stockholders”

/s/ Fred Tejada
Fred Tejada

Address for Notice:

xxxxx

Attn:	Fred Tejada
Email:	xxxxx

“Company”

Confirming the restrictions on Transfer described in the Agreement above, and that the Company agrees to use commercially reasonable efforts: (a) to assist in the enforcement of the terms of this Agreement, including, without limitation; (b) to inform the parties of this Agreement of any breach of this Agreement (to the extent the Company has knowledge thereof); and (c) to assist the parties of this Agreement in the exercise of their rights and the performance of their obligations under this Agreement:

Nu-Med Plus, Inc.

By:	/s/ William Hayde

Its:	CEO

Printed Name:	William Hayde